UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2005

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

          On December 19, 2005, Avigen, Inc. entered into an agreement under which Genzyme Corporation would acquire Avigen’s non-pain related AAV gene therapy assets.   Under the terms of the agreement, Avigen sold the rights to its extensive patent estate based on adeno-associated virus technologies, rights to its clinical development program for Parkinson’s disease, which includes the related phase I/II clinical trial currently underway at University of California, San Francisco, and the rights to a clinical collaboration in hemophilia with Dr. Katharine High of the University of Pennsylvania School of Medicine.

          Avigen received an upfront payment from Genzyme of $12 million and will receive additional milestone and royalty payments based on the development, approval and sale of all products developed by Genzyme that rely on intellectual property purchased from Avigen.

          A copy of the press release issued December 21, 2005 to announce the transaction is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: December 22, 2005	By:	/s/ THOMAS J. PAULSON

Thomas J. Paulson
Vice President, Finance and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Text of press release of Avigen, Inc., dated December 21, 2005.